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                                                                    EXHIBIT 4.10

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          AGREEMENT made as of _______, 1997, by and among The Shoppers' Source, a California corporation (the "Company"), and those persons set forth on the signature pages attached hereto.

          Some of the parties to this Agreement are parties to that certain Subscription Agreement and that certain Shareholder Agreement, both dated as of June 1, 1997 (the "Agreements"). In order to induce those parties (sometimes collectively referred to herein as the "Investors" and individually as an "Investor") to enter into the Agreements, the Company has agreed to provide the registration rights set forth in this Agreement. The persons other than the Investors who are parties to this Agreement have agreed to be bound by the terms and conditions of this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Agreements.

          The parties hereto agree as follows:

          1.   Piggyback Registrations.
               -----------------------

               (a) Right to Piggyback.  At any time after the Company has
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effected an initial public offering of its securities and thereafter the Company proposes to register any of its securities under the Securities Act (other than an S-8 registration statement to register shares to be issued pursuant to the Company's Employee Stock Option Plan to employees, officers and directors if such a plan is established) and the registration form to be used may be used for the registration of Registrable Securities, as hereinafter defined, (a
"Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

               (b) Piggyback Expenses. The Registration Expenses of the holders
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of Registrable Securities will be paid by the Company in all Piggyback
Registrations.

               (c) Priority on Primary Registrations. If a Piggyback
                   ---------------------------------
Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell,
(ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned

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by such holders, and (iii) third, other securities requested to be included in such registration.

               (d) Priority on Secondary Registrations. If a Piggyback
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Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration of the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, other securities requested to be included in such registration.

               (e) Selection of Underwriters. If any Piggyback Registration is
                   -------------------------
an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be selected by the Company, but the Company will consult with the holders of a majority of the Registrable Securities included in such Piggyback Registration.

               (f) Other Registrations. If the Company has previously filed a
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registration statement with respect to Registrable Securities pursuant to paragraph 1 and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

          2.   Holdback Agreements.
               -------------------

               (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

               (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for

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such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

          3.   Registration Procedures. Whenever the holders of Registrable
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Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Common Stock issuable upon conversion of Preferred Stock, held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto the Company will as expeditiously as possible:

               (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the prompt review of such counsel (with respect to any registration statement, the Company shall have the right to require such counsel to comment on the final draft of such statement within 24 hours of its delivery to such counsel);

               (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

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          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares); and

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any

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disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          4.   Registration Expenses.
               ---------------------

               (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts, fees commissions and green shoe or other allocations, all of which are to be allocated as provided in Section 4(c) below) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

               (b) The holders of Registrable Securities covered by such registration shall pay the fees and disbursements of counsel chosen by the holders of such Registrable Securities.

               (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          5.   Indemnification.
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               (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in

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any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, its attorneys and accountants and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably

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withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          6.   Participation in Underwritten Registrations. No Person may
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participate in any registration hereunder which is underwritten unless such
Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          7.   Definitions.
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               (a) The term "Registrable Securities" means (i) Common Stock issued pursuant to the Agreements, (ii) any securities issued with respect to the Common Stock referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have ceased to be Restricted Securities, unless such securities are held at such time by a holder of Registrable Securities; provided that any securities which cease to be Restricted Securities solely because they have become eligible for transfer pursuant to Rule 144 (or any similar rule then in force) will not cease to be Registrable Securities until they have actually been sold to the public in compliance with Rule 144 (or any similar rule then in force). For purposes of this Agreement, a "Person" will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

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               (b) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Agreements.

          8.   Miscellaneous.
               -------------


               (a) Successors and Assigns. All covenants and agreements in this
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Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

               (b) Incorporation of Agreements Provisions. The Agreements are
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hereby incorporated in this Agreement by reference and made a part hereof.

                                   * * * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above .


          THE UNDERSIGNED HEREBY ACCEPTS THE TERMS OF THIS AGREEMENT AS OF DATE FIRST ABOVE WRITTEN.

                                        THE SHOPPERS' SOURCE

                                        By:   /s/ Robert J. McNulty
                                              --------------------------
                                              Robert J. McNulty
                                        Its:  President
INVESTOR:

/s/ Mark Winkler
---------------------------
Mark Winkler

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